Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ready Mix, Inc.
As independent registered certified public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement of our report dated March 30, 2010, included in the Company’s Form 10-K for the year ended December 31, 2009 and to all references to our firm included in this registration statement.
/s/ Semple, Marchal & Cooper, LLP
Phoenix, Arizona
March 30, 2010